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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Municipal State Series, Defined Asset Funds (California Insured and Pennsylvania Insured Series):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-58571 of our opinion dated July 28, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 29, 1999